UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2005, Maxygen Holdings Ltd., a wholly owned subsidiary of Maxygen, Inc. (the “Company”), entered into a Co-Development and Commercialization Agreement (the “Agreement”) with F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (collectively “Roche”) relating to the development and commercialization of the Company’s next generation recombinant factor VIIa product candidates for certain indications, including intracerebral hemorrhage and trauma.

Under the terms of the Agreement, the Company and Roche will share the costs of worldwide research and development activities in connection with the development of the factor VIIa product candidates. The Company will lead early stage clinical development of these product candidates and Roche will lead late stage clinical development, with exclusive worldwide rights to commercialize the factor VIIa products subject to the Agreement. The Company has retained rights for the development of a factor VIIa product for hemophilia.

Pursuant to the Agreement, the Company will receive an upfront fee of $8 million and could receive future payments totaling $87 million based on the achievement of certain development milestones, including up to $17 million for pre-clinical milestones and up to $70 million for development and other milestones. The Company is also eligible to receive royalties on sales of the factor VIIa products subject to the Agreement. In the United States, the Company has the option to co-fund marketing activities in exchange for increased royalty amounts.

A copy of the press release relating to the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and Roche are also parties to an existing agreement entered into in 2003 relating to the development and commercialization of improved interferon alpha protein therapeutics initially focused on the treatment of hepatitis C virus and hepatitis B virus infections.

Item 8.01 Other Events

On December 14, 2005, the Company issued a press release announcing that it has earned a $5 million milestone payment pursuant to the 2003 agreement between the Company and Roche referenced in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated December 15, 2005, issued by the Company.

99.2	Press release, dated December 14, 2005, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: December 14, 2005	By:	/s/ Lawrence W. Briscoe
Lawrence W. Briscoe
Chief Financial Officer